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                                                                     EXHIBIT 8.1





                                December 4, 1996



MBNA America Bank,
  National Association
1100 North King Street
Wilmington, Delaware 19884

                 Re:      MBNA MASTER CREDIT CARD TRUSTS
                          ASSET BACKED CERTIFICATES
                          MBNA AMERICA BANK, NATIONAL ASSOCIATION (SELLER) REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for MBNA America Bank, National Association, a national banking association (the "Seller"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such series representing an undivided interest in a specified MBNA Master Credit Card Trust (each, a "Trust"). Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (each a, "Pooling and Servicing Agreement"), between the Seller and a trustee to be named. The Pooling and Servicing Agreement dated as of September 25, 1991 relating to the MBNA Master Credit Card Trust ("Trust I") formed by the Seller on such date and the Series Supplements relating to Series of Certificates issued by Trust I have been incorporated by reference in the Registration Statement. The Pooling and Servicing Agreement dated as of August 4, 1994 relating to the MBNA Master Credit Card Trust II ("Trust II") formed by the Seller on such date, the First Amendment thereto dated as of March 11, 1996, and the Series Supplements relating to Series of Certificates issued by Trust II have been incorporated by reference in the Registration Statement.
The form of Pooling and Servicing Agreements relating to Trusts to be formed by the Seller and the forms of Series Supplements relating to Series of Certificates to be issued by such Trusts have been filed as Exhibits 4.4, 4.5, and 4.6, to the Registration Statement.

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MBNA America Bank,
  National Association
December 4, 1996
Page 2


         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences" and the statements set forth in each of the forms of prospectus supplements, filed as Exhibits 4.7 and 4.8 to the Registration Statement, relating to the Certificates (collectively, the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms - Tax Status", which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         We note that the forms of Prospectus and Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP